U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): December 31, 2003
                                                           -----------------

                        Legal Club of America Corporation
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Colorado                    000-28193                84-1174969
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)


                        8551 W. Sunrise Blvd., Suite 105
                               Plantation, Florida                       33322
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                     (Address of Principal Executive Offices)         (Zip Code)


                                 (954) 267-0920
                          ----------------------------
                           (Issuer's Telephone Number)


              ----------------------------------------------------
                   (Former name or former address, if changed
                               since last report)

Item 5.  Other Events

On December 31, 2003, the Registrant purchased in a private transaction 1,766,667 shares of its Common Stock from Storie Partners, L.P. (Storie Partners) at $0.03 per share, the market price of the stock at that date. In connection with such purchase the Registrant issued Storie Partners an unsecured Promissory Note for $53,000 maturing on June 30, 2004. Interest accrues on the note at an annual rate of 6% per annum, payable at maturity. Storie Partners acquired the shares of the Registrant's Common Stock upon conversion of its Series A and Series B Convertible Preferred Stock.


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


                                   SIGNATURES


In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 14, 2004
                                         LEGAL CLUB OF AMERICA CORPORATION



                                         By: /s/ Brett Merl
                                             -----------------------------------
                                             Brett Merl, Chairman and
                                             Chief Executive Officer


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